Exhibit n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to the registration statement on Form N-2 of our report dated April 1, 2013, on our audits of the consolidated financial statements of Newtek Business Services, Inc. and Subsidiaries as of December 31, 2012 and 2011 (Restated) and for the years ended December 31, 2012, 2011 (Restated) and 2010. We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm.”

/s/ CohnReznick LLP

Jericho, New York

December 4, 2013